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                                                                    Exhibit 99.2


                               AMENDMENT NO. 11

                                    TO THE

                          IKON OFFICE SOLUTIONS, INC.

                            RETIREMENT SAVINGS PLAN


          WHEREAS, IKON Office Solutions, Inc. ("IKON") sponsors and maintains the IKON Office Solutions, Inc. Retirement Savings Plan (the "Plan") for the benefit of certain of its employees; and

          WHEREAS, IKON now wishes to amend the Plan to add certain provisions relating to hardship withdrawals and to address distributions at age 70 1/2;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          I. Effective January 1, 1997, Section 7.3 is amended in its entirety to provide as follows:

               7.3  Late Retirement.  A Participant who remains in the employ of
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          an Employer beyond Retirement Age shall participate in the Plan on the same basis as other Participants. In general, the Participant's Accounts, valued in accordance with Section 11.8, shall be distributed in accordance with the provisions of this Article and Article VIII when the Participant actually retires. However, if the Participant is still employed by an Employer or an Affiliated Company when he reaches his Mandatory Benefit Commencement Date, he shall receive benefits in accordance with Section 8.4.

          II. Effective January 1, 1997, Section 7.7 is amended in its entirety to provide as follows:

               7.7  Timing of Distribution.
                    ----------------------

                    (a) In general, a Participant entitled to receive a benefit under this Article shall commence to receive his benefit as soon as administratively practicable. However, in accordance with applicable law, a benefit shall be paid or shall commence before a Participant reaches Retirement Age only if the Participant consents in writing to receive his benefit before Retirement Age. The Participant's consent shall be valid only if it is given within 90 days before his benefit commencement date. Such consent shall be given on a form provided by the Committee.
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          (b)  Distribution of a Participant's benefit under this Plan shall be made or shall commence by his Mandatory Benefit Commencement Date described in paragraph (1), (2), or (3), whichever is applicable.

               (1) Notwithstanding any provision of the Plan in effect to the contrary, prior to January 1, 2000, the Mandatory Benefit Commencement Date of a Participant who attains age 70 1/2 on or after January 1, 1989 shall be the April 1st that follows the end of the calendar year in which the Participant attains age 70 1/2.

               (2) Effective January 1, 2000, the Mandatory Benefit Commencement Date of a Participant who attains age 70 1/2 on or after January 1, 2000 and who is a 5-percent owner (within the meaning of section 416 of the Code) of an Employer at any time during the five-Plan-Year period ending in the calendar year in which he attained age 70 1/2 shall be the April 1st that follows the end of the calendar year in which the Participant attains age 70 1/2.

               (3) Effective January 1, 2000, the Mandatory Benefit Commencement Date of a Participant who attains age 70 1/2 on or after January 1, 2000 and who is not a 5-percent owner (within the meaning of section 416 of the Code) of an Employer at any time during the five-Plan-Year period ending in the calendar year in which he attained age 70 1/2 shall be either the April 1st that follows the end of the calendar year in which (A) the Participant attains age 70 1/2, or (B) if the Participant is still employed at the end of the calendar year in which he attains age 70 1/2, the Participant's employment with all Employers and Affiliated Companies terminates, whichever he elects. Such election must be made, in a form provided by the Committee, not later than the April 1st that follows the end of the calendar year in which he attains age 70 1/2. The Mandatory Benefit Commencement Date of a Participant who fails to make a timely election shall be the April 1st that follows the end of the calendar year in which he attains age 70 1/2.

          (c) A Participant shall begin to receive his benefit no later than the later to occur of:

               (1) the 60th day after the end of the Plan Year in which the Participant attains age 62, or

               (2) the 60th day after the end of the Plan Year in which the Participant's employment with all Employers and Affiliated Companies terminates.

          (d)  This Section shall be construed to comply with the provisions of section 401(a)(9) of the Code and the regulations thereunder. Such provisions shall override any distribution options in the Plan which are inconsistent with section 401(a)(9) of the Code.
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          III. Effective January 1, 1997, Section 8.4 is amended in its entirety to provide as follows:

               8.4  Mandatory Benefit Commencement.
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                    (a)  If a Participant is still employed by an Employer or an
          Affiliated Company when he reaches his Mandatory Benefit Commencement Date, he shall begin to receive benefits in accordance with the minimum distribution rules of section 401(a)(9) of the Code. When he actually retires, the balance remaining in his Accounts shall be distributed to him in the normal form described in Section 8.1 or in the optional form he elects under Section 8.2.

                    (b) If distribution to a Participant commenced before the Participant terminated his employment with all Employers and Affiliated Companies, in accordance with the provisions of the Plan and applicable law as in effect before January 1, 1997, distribution shall not be affected by the provisions of this Section, but shall continue uninterrupted.

                    (c)  For the purpose of making a distribution required under section 401(a)(9) of the Code to a Participant who is still employed, the Participant's Accounts shall be valued as follows:

                         (1) The amount to be distributed on the Mandatory Benefit Commencement Date shall be based on the value of the Participant's Accounts as of the last Valuation Date in the second calendar year preceding the calendar year in which the Mandatory Benefit Commencement Date occurs.

                         (2) The amount to be distributed by the end of the calendar year which contains the Mandatory Benefit Commencement Date shall be based on (A) the value of the Participant's Accounts as of the last Valuation Date in the calendar year preceding the calendar year which contains the Mandatory Benefit Commencement Date, reduced by (B) the amount distributed on the Mandatory Benefit Commencement Date.

                         (3) The amount to be distributed by the end of each calendar year after the calendar year which contains the Mandatory Benefit Commencement Date, for so long as the Participant continues his employment, shall be based on the value of the Participant's Accounts as of the last Valuation Date in the preceding calendar year, not including the distribution for the preceding calendar year.

                         (4) The value of the Participant's Accounts determined under paragraph (1), (2), or (3) shall be increased by the additional contributions, if any, which are allocated to the Accounts after the relevant Valuation Date, but as of dates that fall within the calendar year containing the relevant Valuation Date.
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                         (d)  This Section shall be construed to comply with the
          provisions of section 401(a)(9) of the Code and the regulations thereunder.

          IV. Effective September 1, 1998, Section 13.8 is amended by the addition of the following new Subsection (f):
               (f) If a Participant receives a third hardship withdrawal in a 12-month period for the same class of hardship, he may not make Basic and Supplemental Contributions under this Plan for a period of 12 months commencing on the date his third such withdrawal is processed.


          IN WITNESS WHEREOF, IKON has authorized its duly appointed officers to execute this Amendment No.11 this 21st day of May, 1999.
                                  ----        ---

                                             IKON OFFICE SOLUTIONS, INC.


                                             By:________________________________
Attest:______________________________